EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.10, of Differential Brands Group Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings.  As contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of  the undersigned hereby executes this Joint Filing Agreement this 8th day of February, 2016.

TCP RG, LLC

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Co-Managing member of Tengram Capital Associates, LLC, as general partner of Tengram Capital Partners Gen2 Fund, L.P., as managing member of TCP RG, LLC

TENGRAM CAPITAL PARTNERS GEN2 FUND, L.P.

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Co-Managing member of Tengram Capital Associates, LLC, as general partner of Tengram Capital Partners Gen2 Fund, L.P.

TENGRAM CAPITAL ASSOCIATES, LLC

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Co-Managing Member

TCP DENIM, LLC

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Co-Managing member of Tengram Capital Associates II, LLC, as general partner of Tengram Capital Partners Fund II, L.P., as sole member of TCP Denim, LLC

TENGRAM CAPITAL PARTNERS FUND II, L.P.

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Co-Managing member of Tengram Capital Associates II, LLC, as general partner of Tengram Capital Partners Fund II, L.P.

TENGRAM CAPITAL ASSOCIATES II, LLC

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Co-Managing Member

/s/ Matthew Eby
Matthew Eby

/s/ William Sweedler
William Sweedler